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                                                                    EXHIBIT 10.9



                         1995 STOCK PURCHASE AGREEMENT
                                    BETWEEN
                        VIAGRAFIX CORPORATION, PURCHASER
                                      AND
                      GEOCAPITAL III, L.P. SHAREHOLDER OF
                    AMERICAN SMALL BUSINESS COMPUTERS, INC.


         THIS AGREEMENT, made and entered into at Pryor, Oklahoma, effective this 15th day of August, 1995, by and between VIAGRAFIX CORPORATION, an Oklahoma corporation, hereinafter referred to as ViaGrafix or Purchaser, first party, and GEOCAPITAL III, L.P. hereinafter referred to as GeoCapital or Seller or Shareholder, second party, Selling Party;

         WITNESSETH:

1        ASSETS TO BE SOLD AND PURCHASED.

         1.1 Capital Stock: Shareholder GeoCapital represents that it is a shareholder of AMERICAN SMALL BUSINESS COMPUTERS, INC., an Oklahoma Corporation, hereinafter referred to as ASBC or the Company, and is the owner and holder of 1,078 shares (the Shares) of the fully paid and non assessable stock of ASBC, which are free and clear of any liens security interests or encumbrances.

         1.2 Subject to the terms and conditions set forth in this agreement, on the closing date, Shareholder will transfer and convey the Shares to the Buyer, and Buyer will acquire and purchase the Shares from the Shareholder.

2        CONSIDERATION FOR PURCHASE.

         2.1 Total consideration for the purchase and sale of the stock shall be:

         ASBC 1078 shares Capital Stock, ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00).

payable in the following manner:

                 2.1.1 The sum of NINETY SEVEN THOUSAND EIGHT HUNDRED TWENTY SIX & 09/100 DOLLARS ($97,826.09) shall be paid by Buyer to Seller on the closing date.

                 2.1.2 The balance of $1,402,173,91 shall be paid by Buyer's Promissory Note to Seller with interest at 7.5% per annum, payable in monthly installments over the next 5 years.
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The parties acknowledge that the Corporation is creating indebtedness at this time to Robert Webster in a related transaction; payments under the Webster Note, and the Note provided for by this agreement shall be due on the same date, and ViaGrafix shall treat both GeoCapital and Webster notes as equal in priority, and in making payments on same shall not discriminate in favor of either of the holders of said notes.

         2.2 As an express condition of this purchase, upon Buyer acquiring all of the issued and outstanding capital stock of ASBC, the Seller agrees to make an election under Internal Revenue Code Section 338(h)(10) and subject to the following:

                 2.2.1 Seller and Buyer agree that they will elect to treat the sale of the shares pursuant to this Agreement as a deemed taxable sale of all of the assets of ASBC pursuant to Section 338 (h) (10) of the Code (the "Election"). Seller and Buyer agree to take or cause to be taken all actions necessary to file, on a timely basis, the election prescribed pursuant to Treasury Regulation Section 1.338(h)(10)- 1, and that they will take all steps necessary to obtain comparable treatment, where applicable, under state or local law. Seller and Buyer further agree that they will not take, or cause to be taken, any action in connection with the filing of any Return of ASBC which would be inconsistent with or prejudice the Election, and shall not make any inconsistent written or oral statements during the course of any Taxing Authority audit.

3        CLOSING DATE

         3.1     Closing date of this transaction shall be August 15, 1995.

4        REPRESENTATIONS AND WARRANTIES OF SELLERS

         GeoCapital warrants and represents:

         4.1 That it is the owner of the Shares transferred, and since acquiring said shares, there are no liens or encumbrances thereon.

         4.2 That it this transfer is duly authorized by the Limited Partnership, and such stock assignments, when issued, shall be valid and binding upon the Seller.

5        REPRESENTATIONS OF BUYER

         5.1 Buyer represents that this transaction, and all notes, security interests, mortgages, contracts, and other documents executed in connection herewith have been duly and properly authorized by corporate action of the Buyer, and such instruments and documents when duly executed and delivered shall be valid obligations of the Buyer, ViaGrafix Corporation.





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6        SECURITIES REGISTRATION

         Each of the parties acknowledge and represent that the stock exchanged under this agreement is not registered under the Security Act of 1933, or the Oklahoma Securities Act, and have been acquired by each of the parties with a view to investment. Each of the parties are knowledgeable and experienced in making of venture capital investments, and is able to bear the economic risk of loss of its investment in the respective companies, and have been granted the opportunity to make a thorough investigation of the affirs of the Company and has availed itself of such opportunity to the extent deemed necessary. That each of the parties are "accredited investors" as defined in Rule 501 of Regulation D under the Securities Act.

7        BINDING UPON HEIRS AND ASSIGNS.

         7.1 This agreement shall be binding upon the parties, and their heirs, executors, personal representatives, trustees, successors, and assigns, and the terms hereof shall survive the closing.

         IN WITNESS WHEREOF, the parties have caused this agreement to be executed in duplicate originals at Pryor, Oklahoma, on this 15th day of August, 1995.

Buyer:                                  Seller:

ViaGrafix Corporation                   GeoCapital III, L.P.
                                        By: GeoCapital Management, L.P.

-------------------------------         --------------------------------------
Mike Webster, President                 Larry Lepard, General Partner


The undersigned shareholders of ViaGrafix Corporation, do hereby ratify and approve the foregoing agreement, this 15th day of August, 1995.

GeoCapital III, L.P.
By: Geocapital Management, L.P.


By:

-----------------------------------------
Larry Lepard General Partner


-----------------------------------------
Robert Webster


-----------------------------------------
Mike Webster





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